Exhibit 99.1

Theseus Pharmaceuticals Appoints Steven Stein, M.D. to Board of Directors

CAMBRIDGE, Mass., October 19, 2022 /PRNewswire/ -- Theseus Pharmaceuticals, Inc. (NASDAQ: THRX) (Theseus or the Company), a clinical-stage biopharmaceutical company focused on improving the lives of cancer patients through the discovery, development, and commercialization of transformative targeted therapies, today announced the appointment of Steven Stein, M.D. to its Board of Directors.

"We are delighted to welcome Dr. Stein to the Theseus Board as we advance development of our THE-630 and THE-349 programs, while also expanding our early-stage pipeline,” said Tim Clackson, Ph.D., President and Chief Executive Officer of Theseus. "Dr. Stein’s depth and breadth of oncology expertise, and extensive track record of bringing effective medicines through development and to patients, will be invaluable as we continue to build Theseus as a leading precision oncology company.”

Dr. Stein currently serves as Executive Vice President, Chief Medical Officer of the global biopharmaceutical company, Incyte, where he develops strategy for Incyte’s therapeutic candidates and oversees verticals including clinical development, regulatory affairs and medical affairs. Previously, he worked at Novartis Pharmaceuticals Corporation, where he most recently served as Senior Vice President, U.S. Clinical Development & Medical Affairs at Novartis Oncology. Dr. Stein previously worked at GSK (formerly GlaxoSmithKline) as Vice President, Global Oncology, Clinical Development and as Head of Medicines Development for Hematology and Supportive Care. Dr. Stein was previously an assistant professor in the Department of Medicine at the University of Pennsylvania, where he had also completed a fellowship in hematology and oncology. Dr. Stein has served as a member of Kura Oncology’s Board of Directors since January 2017. He earned his medical degree from the University of Witwatersrand in Johannesburg, South Africa.

Dr. Stein added, “Theseus is backed by a foundation of success in targeted oncology, and I look forward to contributing to their continued growth and development through the Company’s near-term clinical milestones, and onward through the complex clinical and regulatory pathways that influence development in the targeted oncology space."

About Theseus Pharmaceuticals, Inc.

Theseus is a clinical-stage biopharmaceutical company focused on improving the lives of cancer patients through the discovery, development and commercialization of transformative targeted therapies. Theseus is working to outsmart cancer resistance by developing pan-variant tyrosine kinase inhibitors (TKIs) to target all known classes of cancer-causing and resistance mutations that lead to variants in a particular protein in a given type of cancer. Theseus' lead product candidate, THE-630, is a pan-variant KIT inhibitor for the treatment of patients with advanced gastrointestinal stromal tumors (GIST), whose cancer has developed resistance to earlier lines of kinase inhibitor therapy. Theseus is also developing THE-349, a fourth-generation, selective epidermal growth factor receptor (EGFR) inhibitor for C797X-mediated resistance to first- or later-line osimertinib treatment in patients with non-small cell lung cancer (NSCLC). For more information, visit www.theseusrx.com.

Cautionary Statement Regarding Forward Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "will," "anticipate," "expect," “continue,” “forward,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding: Theseus' strategy, future operations, prospects and plans; the structure and timing of its preclinical studies and clinical trials, expected milestones, market opportunity and sizing and objectives of management; and the expected contributions of Dr. Stein to our business in the future.

Actual results may differ materially from those indicated by such forward-looking statements as a result of various important risks, uncertainties and other factors, including, but not limited to: uncertainties inherent in preclinical studies; uncertainties regarding whether results from preclinical studies will be predictive of the results of future trials; risks related to the expected timing of submissions to regulatory authorities, and other risks, uncertainties and other factors such as those described from time to time in the reports Theseus files with the Securities and Exchange Commission (SEC), including Theseus' Form 10-K for the year ended December 31, 2021, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, which are on file with the SEC and available on the SEC's website at https://www.sec.gov/. However, new risk factors and uncertainties may emerge from time to time which may cause actual results to differ materially from those anticipated or implied by the forward looking statements in this press release, and it is not possible to predict all risk factors and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this press release are based on the current expectations of Theseus' management team and speak only as of the date hereof, and Theseus specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact

Amy Jobe, Ph.D.

LifeSci Communications

315-879-8192

ajobe@lifescicomms.com

Investor Contacts

Christen Baglaneas

Theseus Pharmaceuticals

857-706-4993

christen.baglaneas@theseusrx.com

Josh Rappaport

Stern Investor Relations

212-362-1200

josh.rappaport@sternir.com